NEWS
RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420
FOR IMMEDIATE RELEASE
Exhibit 99.01
Arrhythmia Research Technology, Inc. Reports
2015 Second Quarter Results

•	Achieved second quarter net sales of $5.7 million and diluted earnings per share of $0.04

•	$370 thousand increase in net income from continuing operations compared with the first trailing first quarter 2015

•	Second quarter gross margin improved over the 2014 period and trailing first quarter of 2015
FITCHBURG, MA, August 13, 2015 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding, announced today results for its second quarter ended June 30, 2015.
Salvatore Emma, Jr., President and CEO, commented, "Improvements in production efficiency in the second quarter enabled us to overcome an approximately $200 thousand decrease in sales and post a $370 thousand profit from continuing operations over the trailing first quarter.  Our second quarter demonstrated the success of our efforts to grow our contract manufacturing business while expanding the company’s gross margin.  Looking forward, we will continue to build our capabilities and capacity to best serve our customers’ increasing demands.  Our investments in automation and skilled people will make us more efficient and improve our ability to scale over the long run."
Second Quarter 2015 Review

$ In thousands	Q2 2015	Q2 2014	$ Change	% Change
Net sales	$5,659	$6,254	$(595)	(9.5)%
Gross profit	$1,032	$1,134	$(102)	(9.0)%
Gross margin	18.2%	18.1%
Net income	$115	$240	$(125)	(52.1)%
Diluted earnings per share	$0.04	$0.09	$(0.05)	(55.6)%
Net sales for the second quarter of 2015 were $5.7 million compared with $5.9 million in the trailing first quarter and $6.3 million in the 2014 second quarter. Net sales of custom thermoplastic injection molding and orthopedic implant components were up 53.3% year-over-year due primarily to increased orders for automotive and military and law enforcement products. Those increases helped to partially offset a 39.9% decline in sensor net sales due to a combination of lower volume and a decrease in the average price of silver versus the same prior-period.
Despite lower sales, the Company was able to expand its gross margin over compared with the prior-year period and 4.6 points over the trailing first quarter of 2015. This was due to lower material costs which helped to offset the impact of product mix and lower sales volume. Additionally, increased

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Arrhythmia Research Technology, Inc. Reports Second Quarter 2015 Results
August 13, 2015

expenditures of $137 thousand in our manufacturing quality function resulted in reduced gross profit when compared to the prior-year period.
Selling and marketing expenses were $263 thousand, or 4.6% of net sales, in the second quarter of 2015 compared with $258 thousand, or 4.4% of net sales, in the trailing first quarter and $240 thousand, or 3.8% of net sales, in the second quarter of 2014. Higher selling and marketing expenses were primarily related to the Company's increased involvement in trade shows for orthopedic implants.
General and administrative expenses in the 2015 second quarter were $526 thousand, or 9.3% of net sales, compared with $648 thousand, or 11.1% of net sales, in the trailing first quarter and $543 thousand, or 8.7% of net sales, in the prior-year quarter. Lower personnel expenses and variable compensation of $35 thousand in bonus accruals more than offset higher legal, insurance and governance costs.
Research and development expenses for the second quarter of 2015 were $62 thousand, down $24 thousand from the prior-year period primarily as a result of the timing of investments in new product development.
Second quarter net income from continuing operations was $115 thousand, up from a net loss from continuing operations of $255 thousand in the trailing first quarter of 2015. The prior-year second quarter had net income from continuing operations of $240 thousand.
EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) for the second quarter of 2015 was $568 thousand, or 10.0% of net sales, compared with $160 thousand, or 2.7% of net sales, for the trailing first quarter and $645 thousand, or 10.3% of net sales, for the same period of the prior year. (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.
First Half 2015 Review

$ In thousands	YTD 2015	YTD 2014	$ Change	% Change
Sales	$11,517	$12,284	$(767)	(6.2)%
Gross profit	$1,829	$2,445	$(616)	(25.2)%
Gross margin	15.9%	19.9%
Total net income	$223	$497	$(274)	(55.1)%
Diluted earnings per share	$0.08	$0.18	$(0.10)	(55.6)%
Net sales for the first six months of 2015 were $11.5 million, a decrease of $767 thousand, or 6.2%, compared with the first half of 2014. Lower sales reflected the decline in sensor volume and a decrease in orthopedic implant components primarily due to production delays encountered in the first quarter. Additionally, the 2014 period benefited from $250 thousand of Predictor license sales.
Higher sales of custom thermoplastic injection molding to meet increased order volume of automotive and military and law enforcement components helped to offset the decline.
The decrease in gross margin in the 2015 first half was due primarily to an 860 basis point decrease in gross margin related to orthopedic implant components as a result of changes in product mix and production delays in the 2015 first quarter. Also impacting gross profit were increased expenditures in the manufacturing quality function and the absence of sales in 2015 of the Company’s Predictor licenses.

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Arrhythmia Research Technology, Inc. Reports Second Quarter 2015 Results
August 13, 2015

Selling and marketing expenses of $521 thousand, or 4.5% of net sales, were relatively consistent with the first half of 2014. General and administrative expenses in the 2015 first half were $1.2 million, or 10.2% of net sales, a $36 thousand, or 3.2%, increase from $1.1 million, or 9.3% of net sales, in the prior-year period. The increase was due to higher expenses related to consulting and professional services, insurance expense and employee and director’s compensation, which were partially offset by lower bonus accruals and bank fees.
Research and development expenses for the 2015 first half were $155 thousand, or 1.3% of net sales, compared with $183 thousand, or 1.5% of net sales, in the prior-year period. The decrease was due to reduction in employee expenses which was partially offset by an increase in costs for new product development for medical device components.
Consolidated net income was $223 thousand, or $0.08 per diluted share, in the first half of 2015 compared with $497 thousand, or $0.18 per diluted share, in the same period in 2014.
EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) in the first half of 2015 was $729 thousand, or 6.3% of net sales, compared with $1.4 million, or 11.2% of net sales, for the same period of the prior year. (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.
Cash flow and financial resources
At June 30, 2015, the Company had cash on hand of $285 thousand and working capital of
$4.0 million. For the six month ended June 30, 2015, the Company generated net cash from operating activities of continuing operations of $322 thousand and used net cash of $784 thousand for capital expenditures.
Strategy and outlook
Mr. Emma concluded, "We are very excited about the opportunities we are pursuing with our customers and the traction we are gaining in our targeted verticals, specifically in orthopedic implant components, automotive, and military and law enforcement.  We believe we have structured our contract manufacturing business to be more efficient and are creating opportunities to become a leading supplier of a diversified mix of high quality products.”
About Arrhythmia Research Technology, Inc.
Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding. The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications. In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors. The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.
The Company routinely posts news and other important information on its websites:
http://www.arthrt.com, http://www.micronproducts.com and http://www.micronmedical.com.
Safe Harbor Statement

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Arrhythmia Research Technology, Inc. Reports Second Quarter 2015 Results
August 13, 2015

Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources. More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more information, contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Chief Financial Officer
716.843.3908	978.345.5000
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Arrhythmia Research Technology, Inc. Reports Second Quarter 2015 Results
August 13, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

			Six months ended June 30,
		2014	2015	2014
Net sales	$5,659,094	$6,253,757	$11,517,436	$12,283,600
Cost of sales	4,626,940	5,119,734	9,688,886	9,838,291
Gross profit	1,032,154	1,134,023	1,828,550	2,445,309

Selling and marketing	262,609	240,408	520,581	532,080
General and administrative	525,577	543,235	1,173,804	1,137,866
Research and development	62,224	85,694	154,785	182,521
Total operating expenses	850,410	869,337	1,849,170	1,852,467

Income (loss) from continuing operations	181,744	264,686	(20,620)	592,842
Other income (expense):
Interest expense	(69,840)	(70,529)	(135,533)	(140,678)
Other income (expense), net	3,322	46,687	16,831	48,998
Total other expense, net	(66,518)	(23,842)	(118,702)	(91,680)
Income (loss) from continuing operations before income taxes	115,226	240,844	(139,322)	501,162
Income tax provision	—	1,030	—	2,207
Net income (loss) from continuing operations	115,226	239,814	(139,322)	498,955
Discontinued Operations:
Income (loss) from discontinued operations, net of tax provision of $0 for the three and six months ended June 30, 2015 and 2014	—	646	362,610	(1,779)
Net income	$115,226	$240,460	$223,288	$497,176

Earnings (loss) per share - basic
Continuing operations	$0.04	$0.09	$(0.05)	$0.18
Discontinued operations	—	—	0.13	—
Earnings per share - basic	$0.04	$0.09	$0.08	$0.18

Earnings (loss) per share - diluted
Continuing operations	$0.04	$0.09	$(0.05)	$0.18
Discontinued operations	—	—	0.13	—
Earnings per share - diluted	$0.04	$0.09	$0.08	$0.18

Weighted average common shares outstanding - basic	2,781,826	2,723,582	2,780,420	2,722,914
Weighted average common shares outstanding - diluted	2,848,302	2,815,578	2,881,438	2,798,163

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Arrhythmia Research Technology, Inc. Reports Second Quarter 2015 Results
August 13, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$284,774	$209,398
Trade accounts receivable, net of allowance for doubtful accounts of $48,000 at June 30, 2015 and $45,000 at December 31, 2014	4,357,896	3,536,747
Inventories, net	2,490,723	2,514,241
Prepaid expenses and other current assets	595,960	519,582
Total current assets	7,729,353	6,779,968
Property, plant and equipment, net	7,669,062	7,618,901
Intangible assets, net	137,563	134,022
Other assets	343,555	570,357
Total assets	$15,879,533	$15,103,248

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit, current portion	$—	$2,071,495
Term notes payable, current portion	576,705	490,341
Accounts payable	2,182,438	1,857,156
Accrued expenses & other current liabilities	610,014	405,975
Customer deposits	113,178	98,110
Deferred revenue, current	293,153	228,363
Liabilities from discontinued operations, current	—	320,056
Total current liabilities	3,775,488	5,471,496
Long-term liabilities:
Revolving line of credit, non-current portion	2,391,495	—
Term notes payable, non-current portion	1,418,096	1,330,755
Subordinated promissory notes	459,294	445,452
Deferred revenue, non-current	360,811	610,430
Total long-term liabilities	4,629,696	2,386,637
Total liabilities	8,405,184	7,858,133

Commitments and Contingencies

Shareholders’ equity:
Preferred stock, $1 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,786,539 outstanding at June 30, 2015 and 3,926,491 issued, 2,778,339 outstanding at December 31, 2014	39,265	39,265
Additional paid-in-capital	11,361,959	11,336,693
Treasury stock at cost, 1,139,952 shares at June 30, 2015 and 1,148,152 shares at December 31, 2014	(3,110,701)	(3,133,883)
Accumulated other comprehensive income	—	42,502
Accumulated deficit	(816,174)	(1,039,462)
Total shareholders’ equity	7,474,349	7,245,115
Total liabilities and shareholders’ equity	$15,879,533	$15,103,248

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Arrhythmia Research Technology, Inc. Reports Second Quarter 2015 Results
August 13, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

Six months ended June 30,	2015	2014
Cash flows from operating activities:

Net income	$223,288	$497,176
Loss (income) from discontinued operations	(362,610)	1,779
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of property, plant and equipment	(14,729)	(24,500)
Depreciation and amortization	730,013	750,616
Non-cash interest expense	13,842	13,842
Change in allowance for doubtful accounts	3,000	10,000
Share-based compensation expense	19,888	26,548
Changes in operating assets and liabilities:
Accounts receivable	(824,149)	(83,113)
Inventories	23,518	(752,266)
Prepaid expenses and other current assets	(76,378	(107,017)
Other non-current assets	226,802	66,128
Accounts payable	325,282	(397,948)
Accrued expenses and other current liabilities	283,897	879,531
Other non-current liabilities	(249,619)	(51,060)
Net cash provided by (used in) operating activities of continuing operations	322,045	829,716
Net cash provided by (used in) operating activities of discontinued operations	—	(1,509)
Net cash provided by (used in) operating activities	322,045	828,207

Cash flows from investing activities:
Purchases of property, plant and equipment	(784,157)	(834,971)
Proceeds from sale of property, plant and equipment	20,700	24,500
Cash paid for patents and trademarks	(5,528	(2,613)
Net cash provided by (used in) investing activities from continuing operations	(768,985)	(813,084)
Net cash provided by (used in) investing activities from discontinued operations	—	—
Net cash provided by (used in) investing activities	(768,985)	(813,084)

Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	320,000	(478,000)
Proceeds from equipment line of credit	415,785	116,905
Payments on term notes payable	(242,080)	(198,854)
Proceeds from stock option exercises	28,611	25,575
Net cash provided by (used in) financing activities from continuing operations	522,316	(534,374)
Net cash provided by (used in) financing activities from discontinued operations	—	—
Net cash provided by (used in) financing activities	522,316	(534,374)

Net increase (decrease) in cash and cash equivalents	75,376	(519,251)
Cash and cash equivalents, beginning of period	209,398	751,275
Cash and cash equivalents, end of period	284,774	232,024
Less: cash and cash equivalents of discontinued operations at end of period	—	—
Cash and cash equivalents of continuing operations at end of period	$284,774	$232,024

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Arrhythmia Research Technology, Inc. Reports Second Quarter 2015 Results
August 13, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
EBITDA RECONCILIATION (1)
(Unaudited, $ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss) from continuing operations	$115	$240	$(139)	$499
Income tax provision	-	1	-	2
Other (income) expense	(3)	(47)	(17)	(49)
Interest expense	70	71	136	141
Depreciation and amortization	374	365	730	751
Share-based compensation	13	15	20	27
EBITDA	$568	$645	$729	$1,370
EBITDA margin %	10.0%	10.3%	6.3%	11.2%

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense), which is a non-GAAP measure. The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. EBITDA is not calculated through the application of GAAP. Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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